UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 29, 2009

The Bank Holdings

(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, Nevada		89521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  775.853.8600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

On January 29, 2009 The Bank Holdings increased the size of its Board of Directors and added two new members, Keith Capurro and Robert Barone.   Mr. Capurro and Mr. Barone have both been serving on the Board of Directors of the company’s wholly owned subsidiary, Nevada Security Bank for several years.  Neither was elected pursuant to any arrangement or understanding between him and any other person.

Mr. Capurro is a resident of Reno, Nevada and holds a Bachelor of Science degree in Finance and Economics.  He is currently a partner with the firm of Castaway Trash Hauling Inc., and is a founder, partner and CEO of Sierra Restroom Solutions, LLC.  Mr. Capurro is the Chairman of the Directors Loan Committee and is also a member of the Audit, Compliance and Risk Management Committee.

Mr. Barone holds a PhD in Economics and has over 30 years experience in the banking industry.  He is a principal of Ancora West Advisors.  Mr. Barone served nine years as a director of the Federal Home Loan Bank of San Francisco and currently serves as the Chairman of the Board of Directors of the California State Automobile Association.  Mr. Barone is the Chairman of the ALCO/Investment Committee and serves as a member on the Governance Committee as well.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings

February 3, 2009	By:	/s/ Jack B. Buchold
Name: Jack B. Buchold
Title: Chief Financial Officer